Exhibit 4.3
                        FORM OF WARRANT

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH STATE LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT (AS DEFINED BELOW), THE REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 13, 1998 (AS AMENDED, SUPPLANTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF) AMONG SERACARE INC. AND THE INVESTORS NAMED ON THE SIGNATURE PAGE THERETO (THE "REGISTRATION RIGHTS AGREEMENT") AND THE SECURITYHOLDERS AGREEMENT, DATED AS OF FEBRUARY 13, 1998 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME PURSUANT TO THE TERMS THEREOF), AMONG SERACARE, INC., THE INVESTORS NAMED ON EXHIBIT I.A THEREOF AND THE SHAREHOLDERS LISTED ON EXHIBIT I.B THEREOF (THE "SECURITYHOLDERS AGREEMENT"). A COPY OF THE SECURITIES PURCHASE AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT AND THE SECURITYHOLDERS AGREEMENT SHALL BE FURNISHED BY SERACARE, INC. TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                _______________________________________________

                      WARRANT TO PURCHASE COMMON STOCK OF
                                SERACARE, INC.
                _______________________________________________

                             Exercisable as of the
                               Commencement Date

                              (as defined below)
                                  Void After
                              the Expiration Date
                              (as defined below)

THIS CERTIFIES that, for value received, _________________, or registered assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from SERACARE, INC., a Delaware corporation (the "Company"), _____________ shares (subject to adjustment as provided in paragraph 4 of this Warrant) fully paid and nonassessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at any time commencing on the date hereof (the "Commencement Date") and continuing (unless earlier called or redeemed pursuant to the Securities Purchase Agreement among the Company, the Investors and Guarantors dated as of February 13, 1998 (the "Purchase Agreement")) up to 5 p.m. New York time on the first date on which there are no longer any Warrants outstanding (the "Expiration Date"), at a price of $.01 per share (the "Exercise Price").

          (A) THIS WARRANT MAY BE EXERCISED BY THE HOLDER HEREOF, IN WHOLE OR IN PART (BUT NOT AS TO A FRACTIONAL SHARE), BY THE PRESENTATION AND SURRENDER OF THIS WARRANT WITH THE FORM OF ELECTION TO PURCHASE ATTACHED HERETO, PROPERLY COMPLETED AND EXECUTED BY THE HOLDER BY CERTIFIED MAIL, BY OVERNIGHT COURIER, IN PERSON OR BY A LEGAL REPRESENTATIVE OR ATTORNEY DULY AUTHORIZED TO DO SO IN WRITING, AT THE PRINCIPAL OFFICE OF THE COMPANY (OR AT SUCH OTHER ADDRESS AS THE COMPANY MAY DESIGNATE BY NOTICE IN WRITING TO THE HOLDER HEREOF AT THE ADDRESS OF SUCH HOLDER APPEARING ON THE BOOKS OF THE COMPANY), AND UPON PAYMENT TO THE COMPANY OF AN AMOUNT EQUAL TO THE EXERCISE PRICE MULTIPLIED BY THE NUMBER OF SHARES BEING PURCHASED PURSUANT TO SUCH EXERCISE, PAYABLE AS FOLLOWS: (i) BY PAYMENT TO THE COMPANY IN CASH, BY CERTIFIED CHECK OR BY WIRE TRANSFER, (ii) THE DELIVERY AND SURRENDER TO THE COMPANY OF DEBENTURES ISSUED PURSUANT TO THE PURCHASE AGREEMENT, WHICH DEBENTURES ARE GUARANTEED BY THE GUARANTORS (AS DEFINED IN THE PURCHASE AGREEMENT) (THE "GUARANTEE"), IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO THE PURCHASE PRICE FOR SHARES BEING OBTAINED UPON EXERCISE, OR (iii) BY A COMBINATION OF THE METHODS DESCRIBED IN CLAUSES (i) AND (ii)

ABOVE. IN THE EVENT THAT THE HOLDER HEREOF CHOOSES TO EXERCISE THIS WARRANT, IN WHOLE OR IN PART, BY DELIVERY AND SURRENDER TO THE COMPANY OF DEBENTURES
(i) THE HOLDER SHALL BE ENTITLED TO RECEIVE FROM THE COMPANY, AND THE COMPANY WILL PAY, UPON SUCH DELIVERY AND SURRENDER CASH IN AN AGGREGATE AMOUNT EQUAL TO ANY AND ALL INTEREST ACCRUED BUT UNPAID ON SUCH DEBENTURES TO THE DATE OF DELIVERY AND SURRENDER, AND (ii) THE GUARANTORS WILL BE RELIEVED OF THEIR OBLIGATIONS UNDER THE GUARANTEE TO THE EXTENT OF THE DEBENTURES SURRENDERED IN ACCORDANCE WITH THIS WARRANT. IN LIEU OF EXERCISING THIS WARRANT, BUT UPON SURRENDER HEREOF, THE HOLDER MAY ELECT TO RECEIVE A PAYMENT EQUAL TO THE DIFFERENCE BETWEEN (a) THE FAIR MARKET VALUE (AS SUCH TERM IS DEFINED IN PARAGRAPH 5B OF THE PURCHASE AGREEMENT) OF A SHARE OF THE COMMON STOCK ON THE SURRENDER DATE MULTIPLIED BY THE NUMBER OF SHARES AS TO WHICH THE PAYMENT IS THEN BEING ELECTED AND (b) THE EXERCISE PRICE WITH RESPECT TO SUCH SHARES, PAYABLE BY THE COMPANY TO THE HOLDER OF THIS WARRANT ONLY IN SHARES OF COMMON STOCK, THE NUMBER OF WHICH SHALL BE THE NEAREST WHOLE NUMBER OBTAINED BY DIVIDING SUCH DIFFERENCE BY THE FAIR MARKET VALUE OF A SHARE OF COMMON STOCK ON THE DATE OF EXERCISE.

               The shares of Common Stock so purchased pursuant to paragraph 1(A) above shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Common Stock so purchased shall be delivered or mailed to the holder promptly after this Warrant shall have been so exercised, and, unless this Warrant has expired or has been exercised in full, a new Warrant identical in form but representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof at the expense of the Company.

               The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the Warrant in respect of which such shares are being issued.


               EXCEPT AS OTHERWISE STATED IN THE PURCHASE AGREEMENT, THE SECURITYHOLDERS AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE INVESTORS NAMED ON THE SIGNATURE PAGES THEREOF DATED AS OF FEBRUARY 13, 1998, THE WARRANTS DO NOT CONFER ANY RIGHTS OR PRIVILEGES OR IMPOSE ANY LIABILITIES OF A SHAREHOLDER OF THE COMPANY UPON THE HOLDER HEREOF.

               THIS WARRANT IS EXCHANGEABLE, UPON ITS SURRENDER BY THE HOLDER AT THE OFFICE OF THE COMPANY REFERRED TO IN PARAGRAPH 1 ABOVE, FOR NEW WARRANTS (CONTAINING THE SAME TERMS AS THIS WARRANT) EACH REPRESENTING THE RIGHT TO PURCHASE SUCH NUMBER OF SHARES OF COMMON STOCK AS SHALL BE DESIGNATED BY SUCH HOLDER AT THE TIME OF SURRENDER (BUT NOT EXCEEDING IN THE AGGREGATE THE REMAINING NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE PURCHASED HEREUNDER). UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY OF THE LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS WARRANT AND UPON DELIVERY OF INDEMNITY SATISFACTORY TO THE COMPANY (OR, IN THE CASE OF MUTILATION, UPON SURRENDER OF THIS WARRANT), THE COMPANY WILL ISSUE TO THE HOLDER A REPLACEMENT WARRANT (CONTAINING THE SAME TERMS AS THIS WARRANT). THE UNSECURED UNDERTAKING OF THE ORIGINAL HOLDER OF THIS WARRANT OR ANY OF ITS AFFILIATES (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT) SHALL CONSTITUTE SATISFACTORY INDEMNITY FOR PURPOSES OF THIS PARAGRAPH 3. AS USED HEREIN, "WARRANT" SHALL INCLUDE ALL NEW WARRANTS ISSUED IN EXCHANGE FOR OR REPLACEMENT OF THIS WARRANT.

               THE COMPANY REPRESENTS AND WARRANTS THAT, AS OF THE COMMENCEMENT DATE, THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS PROVIDES THE HOLDER OF THIS WARRANT WITH THE RIGHT TO PURCHASE UP TO _______ OF THE FULLY DILUTED OUTSTANDING SHARES (AS SUCH TERM IS DEFINED IN PARAGRAPH 4A HEREOF) OF COMMON STOCK. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE

UPON EXERCISE OF THIS WARRANT, AT ANY TIME AFTER THE COMMENCEMENT DATE, SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME AS FOLLOWS:

          (1) In the event that the Company issues any shares of Common Stock or other capital stock of the Company, warrants, options, rights or other Securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company (other than pursuant to any employee benefit plan of the Company in existence on the date hereof, but only with respect to up to 500,000 shares of Common Stock of the Company) for a consideration per share which would value the Company below $46,000,000 prior to such issuance (as reflected on the audited balance sheet of the Company delivered in accordance with paragraph 6A(iii) of the Purchase Agreement) then the number of shares of Common Stock then issuable upon the exercise of this Warrant outstanding immediately prior to such issuance, shall forthwith be adjusted by increasing the number of shares of Common Stock issuable upon exercise of this Warrant necessary to provide the holders of this Warrant with the right to purchase up to 10.08% (subject to adjustment to give effect to any previous exercise of such Warrant) of the Fully Diluted Outstanding Shares of Common Stock.

               In the event that the Company's actual aggregate Pre-Tax Earnings per share for the fiscal years ending February 28, 1999 and February 29, 2000 (as reflected on the audited balance sheet for each such fiscal year delivered in accordance with paragraph 6A(iii) of the Purchase Agreement) are less than 75% of its aggregate Projected Pre-Tax Earnings per share for such fiscal years (determined using the same methods and procedures for the projected calculations as will be used for the actual calculations) then the number of shares of Common Stock then issuable upon exercise of this Warrant outstanding immediately prior to February 29, 2000, shall forthwith be adjusted by increasing the number of shares of Common Stock issuable upon exercise of this Warrant in an amount necessary to provide the holders of this Warrant with the right to purchase an additional number of shares of Common Stock in an amount equal to 4.41% of the Fully Diluted Outstanding Shares of Common Stock as of the Commencement Date.

               In the event that the Company's actual aggregate Pre-Tax Earnings per share for the fiscal years ending February 28, 1999 and February 29, 2000 (as reflected on the audited balance sheet for each such fiscal year delivered in accordance with paragraph 6A(iii) of the Purchase Agreement) exceed 150% of its aggregate Projected Pre-Tax Earnings per share for such fiscal years (determined using the same methods and procedures for the projected calculations as will be used for the actual calculations) then the number of shares of Common Stock then issuable upon exercise of this Warrant outstanding immediately prior to February 29, 2000, shall forthwith be adjusted by decreasing the number of shares of Common Stock issuable upon exercise of this Warrant by an amount equal to _______ of the Fully Diluted Outstanding Shares of Common Stock as of the Commencement Date; PROVIDED, HOWEVER, that such adjustment will not occur if the average trading price of the Company's Common Stock for the thirty (30) consecutive trading days (calculated based on the volume-weighted average for each trading day) immediately following release of the Company's earnings for fiscal year ending February 29, 2000 is less than $7.50 per share.

          Sections 4(A)(2) and (3) of this Warrant shall terminate and no longer be effective upon the earlier to occur of (i) a Qualifying Public Offering (as defined in the Purchase Agreement), or (ii) February 29, 2000.

          The "Fully Diluted Outstanding Shares" of Common Stock, at any date as of which the number of shares thereof is to be determined, will be the sum of (i) all issued and outstanding shares of Common Stock as of such date, PLUS (ii) all shares of Common Stock issuable in respect of all the Warrants issued pursuant to the Purchase Agreement, PLUS (iii) all shares of Common Stock or other capital stock of the Company issuable with respect to Convertible Securities. For purposes of this Warrant, "Convertible Securities" shall mean evidence of indebtedness, shares of stock, warrants, options, and other securities which are convertible into, exercisable for, or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock or other capital stock of the Company either immediately or upon the occurrence of a specified date or specified event. Each holder of a Warrant may reasonably request, at any time, that the Company provide a reasonably detailed calculation of the Fully Diluted Outstanding Shares of

Common Stock, and the Company hereby covenants that it will promptly deliver such information to the holders of Warrants.

          The "Projected Pre-Tax Earnings" shall be as reflected on Exhibit G to the Purchase Agreement.

               For the purposes of any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants pursuant to clause (A) and in the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock or other capital stock of the Company, (ii) securities by their terms convertible into or exchangeable for Common Stock or other capital stock of the Company or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall be applicable:

                         the aggregate maximum number of shares of Common Stock
               or other capital stock of the Company deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock or other capital stock of the Company shall be deemed to have been issued at the time such options or rights were issued;

                         the aggregate maximum number of shares of Common Stock
               or other capital stock of the Company deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued;

                         on any change in the number of shares of Common Stock
               deliverable upon exercise of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the number of shares of Common Stock issuable upon exercise of


                         the Warrants shall forthwith be readjusted and to
               such number of shares as would have been obtained had the adjustment made upon the issuance of such options, rights or securities that were not converted prior to such change been made upon the basis of such change; and

                         on the expiration of any such options or rights, the
               termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the number of shares of Common Stock issuable upon exercise of the Warrants shall forthwith be readjusted to such number of shares as would have been obtained had such options, rights, securities or options or rights related to such securities not been issued.

               If the number of shares of Common Stock outstanding at any time hereafter is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares of Common Stock issuable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

               If at any time hereafter the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock or a reverse stock-split, following the record date for such combination, the number of shares of Common Stock issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

               If at any time hereafter any reorganization, reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), consolidation or merger (including a merger in which the Company is the surviving entity), sale or other disposition of all or substantially all of the Company's assets or a distribution of property to shareholders (other than distributions payable out of earnings or retained earnings) shall occur, then each Warrant shall (in lieu of or, in respect of sales of all or substantially all assets or distribution of property to shareholders, in addition to, being exercisable for shares of Common Stock) after such reorganization, reclassification, consolidation or merger be exercisable into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed of or distributed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition or distribution) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition or distribution. The provisions of this Section shall similarly apply to successive reorganizations, reclassifications and other transactions contemplated above.

               All calculations under this paragraph 4 shall be made to the nearest cent ($.01) or to the nearest whole share, as the case may be.

               In any case in which the provisions of this paragraph 4 shall require that an adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants shall become effective immediately after a record date for an event, the Company may, until the occurrence of such event, defer issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon exercise before giving effect to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               Whenever the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted as provided in paragraph 4, the Company shall promptly thereafter file, at its principal office or at such other place as may be designated by the Company, a statement, signed by its president or chief financial officer and by its treasurer, showing in reasonable detail the facts requiring such adjustment and the number of shares of Common Stock issuable upon exercise of the Warrants that shall be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by first-class, certified mail, return receipt requested, postage prepaid, to each holder of the Warrants at such holder's address appearing in the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Paragraph 4(I).

               In the event the Company shall propose to take any action of the types described in clause (F) of paragraph 4, the Company shall give notice to each holder of the Warrants in the manner set forth in clause (H) above at such holder's address appearing in the Company's records, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrants and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. In the case of any action that would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (i) If any event occurs of the type contemplated by the provisions of this paragraph 4 but not expressly provided for by such provisions, the Board of Directors, or, at the election of holders of a majority of the Warrants, an appraiser, will make appropriate adjustments to the terms and conditions of the

Warrants as may be necessary fully to carry out the adjustments contemplated by this paragraph 4.

          (ii) The Company will not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, transfer of assets, reclassification, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company hereunder but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against impairment.


          (A) SUBJECT TO AND UPON COMPLIANCE WITH THE PROVISIONS HEREOF, THE HOLDER OF THIS WARRANT SHALL HAVE THE RIGHT AT SUCH HOLDER'S OPTION, AT ANY TIME PRIOR TO THE CLOSE OF BUSINESS ON THE EXPIRATION DATE, TO EXERCISE ALL OR ANY PART OF THIS WARRANT INTO COMMON STOCK AT THE EXERCISE PRICE.

               In order to exercise its right, the holder hereof shall surrender (by certified mail, by overnight courier, in person or by a legal representative or attorney duly authorized to do so in writing) this Warrant to the Company at its office at 1925 Century Park East, Suite 1970, Los Angeles, California 90067, Attention: Chief Executive Officer, (or such other office or agency as the Company may designate by notice in writing by certified mail to the holders of the Warrants), together with a written notice that the holder elects to exercise this Warrant, in accordance with the provisions herein. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Together with such notice there shall be paid an amount equal to the Exercise Price times the number of shares of Common Stock as to which this Warrant is being exercised. Such payment shall be by certified check or wire transfer, or by surrender of Debentures and release of the relevant portion of the Guarantee, or by the holder's election to receive a payment of shares in Common Stock, each as set forth in paragraph 1(A) hereof.

               Promptly after the receipt of the written notice referred to in paragraph 5(B) and surrender of this Warrant as aforesaid, the Company shall issue and deliver to the holder hereof, registered in such name or names as such holder may direct, a certificate or certificates for the number of full shares of Common Stock issuable upon the exercise of this Warrant (or specified portion thereof), bearing an appropriate restrictive legend in respect of applicable federal and state securities laws and an additional legend referencing the Purchase Agreement, the Registration Rights Agreement and the Securityholder Agreement. To the extent permitted by law, such exercise shall be deemed to have been effected and the exercise price shall be determined as of the close of business on the date by which both (i) such written statement shall have been received by the Company, accompanied by payment as provided above, and (ii) this Warrant shall have been surrendered as aforesaid, and at such time the rights of the holder of this Warrant (or specified portion thereof) as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall then be issuable upon exercise shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               No fractional shares shall be issued upon exercise of Warrants. In the case of any Warrant which is exercised in part only, the Company shall, upon such exercise, execute and deliver to the holder thereof, at the expense of the Company, a new Warrant or Warrants equal to the unexercised portion of such Warrant. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon exercise of any of the Warrants, the Company shall round off to the nearest whole number of shares of Common Stock.

               The Company will at all times reserve, free from any preemptive rights, and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants and agrees that all shares of Common Stock which shall be so issuable will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company will not take any action which results in any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants would (a) exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation in effect at such time or (b) would conflict with, or result in any violation of, or require the consent or approval (unless the same shall be obtained) of any court or administrative or governmental body pursuant to, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any agreement or instrument to which the Company is then subject. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable requirements of any exchange upon which the Common Stock of the Company may be listed or in respect of which the Common Stock has qualified for unlisted trading privileges.

               The Company will not close its books against the issuance or transfer of any shares of Common Stock issuable upon exercise of the Warrants.

               If this Warrant, or any part hereof, is transferred to another holder and such holder shall have designated in writing the address to which communications with respect to this Warrant shall be mailed, all notices, certificates, requests, statements and other documents required to be delivered to the transferring holder by any provision of the Purchase Agreement by reason of the holding of this Warrant shall also be delivered to such holder.

          (A) UPON THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE PURCHASE AGREEMENT), THE HOLDER OF THIS WARRANT SHALL HAVE THE RIGHT TO REQUIRE THE COMPANY TO PURCHASE AT THE OPTION CLOSING (AS SUCH TERM IS DEFINED IN THE PURCHASE AGREEMENT), AND THE COMPANY SHALL PURCHASE IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT, ALL OR ANY PART OF THIS WARRANT FOR A PURCHASE

PRICE TO BE PAID AT THE OPTION CLOSING BY CERTIFIED CHECK OR WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS EQUAL TO THE FAIR MARKET VALUE (AS CALCULATED IN ACCORDANCE WITH PARAGRAPH 5B OF THE PURCHASE AGREEMENT) AT THE TIME OF THE CHANGE OF CONTROL NOTICE (AS SUCH TERM IS DEFINED IN PARAGRAPH 4C OF THE PURCHASE AGREEMENT) OF THE COMMON STOCK ISSUABLE UPON EXERCISE OF THAT PORTION OF THE WARRANT BEING PURCHASED BY THE COMPANY, LESS THE APPLICABLE EXERCISE PRICE.

               If the holder of this Warrant exercises all or any part of its right with respect to the event contemplated in clause (A) above, or exercises all or any part of this Warrant in anticipation of such event, but such event does not occur, such exercise of this Warrant shall be rescinded and the holder of this Warrant will be entitled to the same rights and remedies as if such exercise had never occurred, including, without limitation, return of any Exercise Price paid and the reinstatement of its Warrants (subject to return to the Company of any purchase price received) in the same form and to the same extent as prior to such exercise.

               SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 5D OF THE PURCHASE AGREEMENT, THIS WARRANT IS REDEEMABLE AT THE COMPANY'S OPTION, IN WHOLE BUT NOT IN PART, AT ANY TIME ON OR AFTER A QUALIFYING PUBLIC OFFERING; PROVIDED, HOWEVER, THAT THE COMPANY SHALL NOT HAVE THE RIGHT TO REDEEM THE WARRANTS IN ANY EVENT PURSUANT TO SECTION 5D AS LONG AS ANY SENIOR SUBORDINATED DEBENTURES ARE OUTSTANDING.

               THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on this 13th day of February 1998.

                         SERACARE, INC.


                         By:  /s/ Barry D. Plost
                            --------------------------------------------
                              Barry D. Plost, Chairman of the
                              Board, President and Chief
                              Executive Officer


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                  FORM OF ELECTION TO PURCHASE

SERACARE, INC.

     The undersigned holder of this Warrant (1) hereby irrevocably elects to exercise the right to purchase hereunder ___ fully paid shares of the Common Stock of SERACARE, INC., (2) makes payment in full of the purchase price of such shares, (3) requests that certificates for such shares be issued in the name of ________________, and (4) if said number of shares shall not be all the shares the holder is entitled to purchase under this Warrant, requests that a new warrant for the unexercised and unexpired portion of this Warrant be issued.

Dated:______________________, 199__.

                              ________________________
                                    (SIGNATURE)